UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 7, 2007
SOURCEFIRE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33350 (Commission File Number)	52-2289365 (I.R.S. Employer Identification No.)

9770 Patuxent Woods Drive Columbia, Maryland (Address of Principal Executive Offices)	21046 (Zip Code)
Registrant’s telephone number including area code:           410-290-1616
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On June 7, 2007, Sourcefire, Inc. (“Sourcefire”) and NetClarity, Inc. (formerly known as PredatorWatch) reached a definitive agreement to settle a lawsuit filed against Sourcefire and other parties by NetClarity on February 22, 2006. In addition to Sourcefire and NetClarity, all the named defendants in that lawsuit are parties to the definitive agreement to settle.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFIRE, INC.
By: /s/ E. Wayne Jackson, III
Name:	E. Wayne Jackson, III
Title:	Chief Executive Officer

Date: June 12, 2007